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EXHIBIT 11

The following table sets forth the computation of basic and diluted earnings per share:

                                                                                                   Three months ended March 31,
                                                                                                   2000                     1999
                                                                                                ----------               ----------
Numerator:
Net income (loss)                                                                               (1,763,480)              (1,088,844)
Dividends on Series A preferred stock                                                               (5,703)                  (5,703)
Dividends on Series B preferred stock                                                              (52,213)                    --
                                                                                                ----------               ----------

Numerator for basic and diluted earnings (loss) per
share-income (loss) available to common shareholders                                            (1,821,396)              (1,094,547)
                                                                                                ----------               ----------

Denominator:
Denominator for basic earnings (loss) per share-
weighted average shares outstanding                                                              6,889,867                6,727,722
Effect of dilutive securities
Warrants                                                                                              --                       --
                                                                                                ----------               ----------

Dilutive potential common shares Denominator
for diluted earnings (loss) per share adjusted
weighted-average shares and assumed conversion                                                   6,889,867                6,727,722
                                                                                                ----------               ----------

Basic earnings (loss) per share                                                                      (0.26)                   (0.16)
                                                                                                ----------               ----------

Diluted earnings (loss) per share                                                                    (0.26)                   (0.16)
                                                                                                ----------               ----------

